    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1997


                                                      REGISTRATION NO. 333-18773
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            GLOBAL INDUSTRIES, LTD.
             (Exact name of registrant as specified in its charter)

          LOUISIANA                       1623,7389                       72-1212563
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
     of incorporation or
         organization)           Classification Code Number)         Identification No.)
                                                            MICHAEL J. POLLOCK
                                                  VICE PRESIDENT, CHIEF FINANCIAL OFFICER
              107 GLOBAL CIRCLE                              107 GLOBAL CIRCLE
         LAFAYETTE, LOUISIANA 70503                     LAFAYETTE, LOUISIANA 70503
               (318) 989-0000                                 (318) 989-0000
 (Address, including zip code, and telephone      (Name, address, including zip code, and
number, including area code, of registrant's     telephone number, including area code, of
        principal executive offices)                        agent for service)

                             ---------------------

                                   Copies to:

              JEFFERY B. FLOYD                           L. RICHARDS MCMILLAN, II
           VINSON & ELKINS L.L.P.                        JONES, WALKER, WAECHTER,
            2500 FIRST CITY TOWER                  POITEVENT, CARRERE & DENEGRE, L.L.P.
                 1001 FANNIN                              201 ST. CHARLES AVENUE
          HOUSTON, TEXAS 77002-6760                  NEW ORLEANS, LOUISIANA 70170-5100
               (713) 758-2222                                 (504) 582-8000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                EXPLANATORY NOTE


     This Amendment No. 2 to the registration statement contains only Part II of the registration statement and is being filed solely to file certain exhibits that have not been previously filed.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the offering are estimated to be as follows:

    Securities and Exchange Commission registration fee......................  $ 45,129
    NASD filing fee..........................................................    15,393
    NASDAQ listing fee.......................................................    17,500
    Legal fees and expenses..................................................    95,000
    Accounting fees and expenses.............................................    45,000
    Blue Sky fees and expenses (including legal fees)........................     5,000
    Printing expenses........................................................    50,000
    Transfer Agent fees......................................................     2,500
    Miscellaneous............................................................    24,478
                                                                                -------
              TOTAL..........................................................  $300,000
                                                                                =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant has authority under Section 83 of the Business Corporation Law of the State of Louisiana to indemnify its officers, directors, employees and agents to the extent provided in such statute. Article VI of the Registrant's Bylaws provides for indemnification of the Registrant's officers, directors, employees and agents to the fullest extent permitted by the Business Corporation Law of the State of Louisiana.

     The Registrant has entered into Indemnification Agreements with each of its directors. The Indemnification Agreements provide that, to the extent the Registrant maintains directors' and officers' liability insurance policies, each director will be named as an insured under such policies. The Indemnification Agreements also provide that the Registrant will indemnify each director against losses and expenses as a result of a claim or claims made against him for any act, failure to act or neglect or breach of duty, including any error, misstatement or misleading statement committed, suffered, permitted or acquiesced in by the director, or any of the foregoing alleged by any claimant, or any claim against the director or executive officer solely by reason of him being a director or officer of the Registrant, subject to certain exclusions. The Indemnification Agreements also provide certain procedures regarding the right to indemnification and for the advancement of expenses.

     Section 24 of the Business Corporation Law of the State of Louisiana permits the limitation of directors' personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director except in certain situations including the breach of a director's duty of loyalty or acts or omissions not made in good faith. Article VI of the Registrant's Articles of Incorporation includes such a limitation and limits directors' personal liability to the extent permitted by Section 24.

     Article VI of the Registrant's Bylaws provides that the Registrant may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents or any person serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Louisiana Business Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------
          1.1*           -- Form of U.S. Underwriting Agreement.
          1.2*           -- Form of International Underwriting Agreement.
          4.1            -- Form of Common Stock certificate (incorporated by
                            reference to Exhibit 4.1 to the Registrant's Registration
                            Statement on Form S-1 (Reg. No. 33-56600)).
          5.1*           -- Opinion and Consent of Vinson & Elkins L.L.P.
         23.1*           -- Consent of Deloitte & Touche LLP
         23.2*           -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                            5.1).
         24.1**          -- Powers of Attorney of the Registrant's Directors.


---------------


 * Filed herewith.

** Previously filed.

     (b) Consolidated Financial Statement Schedules:

     All financial statement schedules are omitted because the required information is not required or because the information required is presented in the Consolidated Financial Statements or notes thereto.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 27th day of January, 1997.


                                            GLOBAL INDUSTRIES, LTD.

                                            By    /s/ MICHAEL J. POLLOCK
                                             -----------------------------------
                                                     Michael J. Pollock
                                               Vice President, Chief Financial
                                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                        TITLE                       DATE
                      ---------                                        -----                       ----

                 /s/ WILLIAM J. DORE                     Chairman of the Board, President,    January 27, 1997
-----------------------------------------------------      Chief Executive Officer and
                   William J. Dore                         Director (Principal Executive
                                                           Officer)

               /s/ MICHAEL J. POLLOCK                    Vice President, Chief Financial      January 27, 1997
-----------------------------------------------------      Officer, and Director (Principal
                 Michael J. Pollock                        Financial and Accounting Officer

                    JAMES C. DAY*                        Director                             January 27, 1997
-----------------------------------------------------
                    James C. Day

                EDWARD P. DJEREJIAN*                     Director                             January 27, 1997
-----------------------------------------------------
                 Edward P. Djerejian

                  MYRON J. MOREAU*                       Director                             January 27, 1997
-----------------------------------------------------
                   Myron J. Moreau

             *By /s/ MICHAEL J. POLLOCK                                                       January 27, 1997
  ------------------------------------------------
                 Michael J. Pollock
                  Attorney-in-Fact

                                 EXHIBIT INDEX


  EXHIBIT
   NUMBER                            DESCRIPTION
  -------                            -----------
    1.1*     -- Form of U.S. Underwriting Agreement.
    1.2*     -- Form of International Underwriting Agreement.
    4.1      -- Form of Common Stock certificate (incorporated by
                reference to Exhibit 4.1 to the Registrant's Registration
                Statement on Form S-1 (Reg. No. 33-56600)).
    5.1*     -- Opinion and Consent of Vinson & Elkins L.L.P.
   23.1*     -- Consent of Deloitte & Touche LLP
   23.2*     -- Consent of Vinson & Elkins L.L.P. (included in Exhibit
                5.1).
   24.1**    -- Powers of Attorney of the Registrant's Directors.


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 * Filed herewith.


** Previously filed.